Exhibit 25.2

Registration No. 333-228592

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305 (b)(2) ☒

________________________

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
( Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A.

388 Greenwich Street, 14th floor

New York, N.Y. 10013

(212) 816-5805

(Name, address, and telephone number of agent for service)

_______________________

Each Honda Auto Receivables 20[__]-[__] Owner Trust

that issues notes under the registration statement

( Issuer with Respect to the Securities )

(Exact name of obligor as specified in its charter)

AMERICAN HONDA RECEIVABLES LLC

(Exact name of Registrant as specified in its charter)

Delaware	80-0695898
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

20800 Madrona Ave	90503
Torrance, CA	(Zip Code)
(Address of principal executive offices)

_________________________

Asset Backed Notes

(Title of Indenture Securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.(Exhibit 1 to T-1 filed October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of

December 31, 2017 - attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

__________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 20th day of December, 2018.

CITIBANK, N.A.

By	/s/ Danny Lee
Danny Lee
Senior Trust Oficer

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2017	2016
Assets
Cash and due from banks	$23,775	$23,043
Deposits with banks	156,741	137,451
Federal funds sold and securities borrowed or purchased under agreements to resell (including $132,949 and $133,204 as of December 31, 2017 and December 31, 2016, respectively, at fair value)	232,478	236,813
Brokerage receivables	38,384	28,887
Trading account assets (including $99,460 and $80,986 pledged to creditors at December 31, 2017 and December 31, 2016, respectively)	251,556	243,925
Investments:
Available for sale (including $9,493 and $8,239 pledged to creditors as of December 31, 2017 and December 31, 2016, respectively)	290,914	299,424
Held to maturity (including $435 and $843 pledged to creditors as of December 31, 2017 and December 31, 2016, respectively)	53,320	45,667
Non-marketable equity securities (including $1,206 and $1,774 at fair value as of December 31, 2017 and December 31, 2016, respectively)	8,056	8,213
Total investments	$352,290	$353,304
Loans:
Consumer (including $25 and $29 as of December 31, 2017 and December 31, 2016, respectively at fair value)	333,656	325,063
Corporate (including $4,349 and $3,457 as of December 31, 2017 and December 31, 2016, respectively at fair value)	333,378	299,306
Loans, net of unearned income	$667,034	$624,369
Allowance for loan tosses	(12,355)	(12,060)
Total loans, net	$654,679	$612,309
Goodwill	22,256	21,659
Intangible assets (other than MSRs)	4,588	5,114
Mortgage servicing rights (MSRs)	558	1,564
Other assets (including $19,793 and $15,729 as of December 31, 2017 and December 31, 2016, respectively, at fair value)	105,160	128,008
Total assets	$1,842,465	$1,792,077

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included in the Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

	December 31,
In millions of dollars	2017	2016
Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$52	$142
Trading account assets	1,129	602
Investments	2,498	3,636
Loans, net of unearned income
Consumer	54,656	53,401
Corporate	19,835	20,121
Loans, net of unearned income	$74,491	$73,522
Allowance for loan losses	(1,930)	(1,769)
Total loans, net	$72,561	$71,753
Other assets	154	158
Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$76,394	$76,291

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET (Continued)	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars, except shares and per share amounts	2017	2016
Liabilities
Non-interest-bearing deposits in U.S. offices	$126,880	$136,698
Interest-bearing deposits in U.S. offices (including $303 and $434 as of December 31, 2017 and December 31, 2016, respectively, at fair value)	318,613	300,972
Non-interest-bearing deposits in offices outside the U.S.	87,440	77,616
Interest-bearing deposits in offices outside the U.S. (including $1,162 and $778 as of December 31, 2017 and December 31, 2016, respectively at fair value)	426,889	414,120
Total deposits	$959,822	$929,406
Federal funds purchased and securities loaned or sold under agreements to repurchase (including $40,638 and $33,663 as of December 31, 2017 and December 31, 2016, respectively, at fair value)	156,277	141,821
Brokerage payables	61,342	57,152
Trading account liabilities	124,047	139,045
Short-term borrowings (including $4,627 and $2,700 as of December 31, 2017 and December 31, 2016, respectively, at fair value)	44,452	30,701
Long-term debt (including $31,392 and $26,254 as of December 31, 2017 and December 31, 2016, respectively, at fair value)	236,709	206,178
Other liabilities (including $15,084 and $10,796 as of December 31, 2017 and December 31, 2016, respectively, at fair value)	58,144	61,631
Total liabilities	$1,640,793	$1,565,934
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 770,120 as of December 31, 2017 and December 31, 2016, at aggregate liquidation value	$19,253	$19,253
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,099,523,273 and 3,099,482,042 as of December 31, 2017 and December 31, 2016, respectively	31	31
Additional paid-in capital	108,008	108,042
Retained earnings	138,425	146,477
Treasury stock, at cost: December 31, 2017—529,614,728 shares and December 31, 2016—327,090,192 shares	(30,309)	(16,302)
Accumulated other comprehensive income (loss)	(34,668)	(32,381)
Total Citigroup stockholders' equity	$200,740	$225,120
Noncontrolling interest	932	1,023
Total equity	$201,672	$226,143
Total liabilities and equity	$1,842,465	$1,792,077

The following table presents certain liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

	December 31,
In millions of dollars	2017	2016
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$10,079	$10,697
Long-term debt	30,492	23,919
Other liabilities	611	1,275
Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$41,182	$35,891

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.